Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information, referred to as the pro forma financial information, present the combination of the historical consolidated financial information of Sequential Brands Group, Inc. (“Sequential” or the “Company”) and Martha Stewart Living Omnimedia, Inc. (“MSLO”), adjusted to give effect to the transactions contemplated by the Agreement and Plan of Merger, dated as of June 22, 2015 among Sequential, MSLO, Madeline Merger Sub., Inc., Singer Merger Sub., Inc., and Singer Madeline Holdings, Inc. (the “mergers”).

The unaudited pro forma condensed combined balance sheet, referred to as the pro forma balance sheet, combines the unaudited historical condensed consolidated balance sheet of Sequential and MSLO as of September 30, 2015, giving effect to the mergers and our acquisition of MSLO as if it had been consummated on September 30, 2015.

The unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2014 and for the nine months ended September 30, 2015 assumes that the mergers and our acquisitions of Galaxy, the With You businesses and certain intellectual property assets from Joe’s Jeans Inc. (the “Joe’s Jeans business”) each took place on January 1, 2014, the beginning of our most recently completed fiscal year.  Sequential’s audited historical condensed consolidated operating results have been combined with MSLO’s and the With You businesses’ audited historical condensed combined operating results for the year ended December 31, 2014, the Joe’s Jeans business’ audited historical condensed combined operating results for the year ended November 30, 2014 and Galaxy’s unaudited consolidated operating results for the period from January 1, 2014 through August 15, 2014.  Sequential’s unaudited historical condensed consolidated operating results have been combined with MSLO’s unaudited historical condensed consolidated operating results for the nine months ended September 30, 2015, the With You businesses’ unaudited historical condensed consolidated operating results for the period from January 1, 2015 through April 8, 2015 and the Joe’s Jeans business’ unaudited historical condensed consolidated operating results for the nine months ended August 31, 2015.  The unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2014 and the unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2015 are collectively referred to as the pro forma statements of operations.

The historical combined financial information of Sequential, Galaxy, the With You businesses, the Joe’s Jeans business and MSLO have been adjusted in the pro forma financial information to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. However, the pro forma financial information presented herein does not reflect any cost savings, operating synergies or revenue enhancements that Sequential may achieve as a result of the mergers or the costs to combine the operations of Sequential and MSLO or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

As a result, the actual results reported by the combined company in periods following the mergers may differ significantly from that reflected in these pro forma financial statements. The pro forma financial information should be read in conjunction with the accompanying notes to the pro forma financial information. In addition, the pro forma financial information is based on and should be read in conjunction with the historical financial information and accompanying notes of Sequential, Galaxy, the With You businesses, the Joe’s Jeans business and MSLO.

The pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the mergers, the Galaxy acquisition, the With You acquisition and the Joe’s Jeans business acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The pro forma financial information has been prepared using the acquisition method of accounting under existing U.S. GAAP standards, which are subject to change and interpretation. Sequential has been treated as the acquirer in the mergers, the Galaxy acquisition, the With You acquisition and the Joe’s Jeans acquisition for accounting purposes, and the historical financial statements of Sequential will become the historical financial statements of Sequential. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Sequential intends to complete the valuations and other studies upon completion of the mergers and will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year following the effective time of the mergers. The assets and liabilities of MSLO have been measured based on various preliminary estimates using assumptions that Sequential believes are reasonable based on information that is currently available.

Under the HSR Act and other relevant laws and regulations, prior to the closing of the mergers, there are significant limitations regarding the information Sequential and MSLO can share. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with the rules and regulations of the SEC. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial information and the combined company’s future results of operations and financial position.

Once the mergers have been consummated, Sequential will perform a detailed review of MSLO’s accounting policies. As a result of that review, Sequential may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial information of the combined company. At this time, Sequential is not aware of any significant accounting policy differences.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2015

(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	Martha Stewart Living Omnimedia, Inc.	Pro Forma Adjustments
	9/30/15 Historical	9/30/15 Historical	(a)	(b)	Other Adjustments		Pro Forma Condensed Combined
Assets
Current Assets:
Cash and cash equivalents	$28,287	$4,680	$(4,680)	$(172,002)	$158,525	(d)(f)	$14,810
Short-term investments	—	37,152	(37,152)	37,152	—		37,152
Accounts receivable, net	21,489	14,348	(14,348)	14,348	—		35,837
Available-for-sale securities	11,107	—	—	—	—		11,107
Prepaid expenses and other current assets	3,302	2,766	(2,766)	1,918	—		5,220
Current assets held for disposition from discontinued operations of wholesale business	123	—	—	—	—		123
Total current assets	64,308	58,946	(58,946)	(118,584)	158,525		104,249
Property and equipment, net	2,710	3,898	(3,898)	3,898	—		6,608
Intangible assets, net	558,552	34,700	(34,700)	301,343	—		859,895
Goodwill	174,246	—	—	134,256	—		308,502
Other assets	9,650	976	(976)	976	1,563	(d)(e)	12,189
Total assets	$809,466	$98,520	$(98,520)	$321,889	$160,088		$1,291,443

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	Sequential Brands Group, Inc.	Martha Stewart Living Omnimedia, Inc.	Pro Forma Adjustments
	9/30/15 Historical	9/30/15 Historical	(a)		(b)		Other Adjustments		Pro Forma Condensed Combined
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$7,097	$6,018	$(6,018)		$11,836	(h)	$—		$18,933
Accrued payroll and related costs	—	1,777	(1,777)		1,777		—		1,777
Deferred license revenue	470	16,515	(16,515	)(i)	—		—		470
Long-term debt, current portion	16,000	—	—		—		4,000	(d)	20,000
Total current liabilities	23,567	24,310	(24,310)		13,613		4,000		41,180
Long-Term Liabilities:
Long-term debt	352,026	—	—		—		178,400	(d)	530,426
Other deferred revenue	—	5,387	(5,387)		3,156	(i)	—		3,156
Deferred tax liability	79,768	4,612	(4,612)		120,537		—		200,305
Other long-term liabilities	2,411	1,812	(1,812)		7,470	(h)	—		9,881
Long-term liabilities held for disposition from discontinued operations of wholesale business	686	—	—		—		—		686

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	Sequential Brands Group, Inc.	Martha Stewart Living Omnimedia, Inc.	Pro Forma Adjustments
	9/30/15 Historical	9/30/15 Historical	(a)	(b)		Other Adjustments		Pro Forma Condensed Combined
Total long-term liabilities	434,891	11,811	(11,811)	131,163		178,400		744,454
Total liabilities	458,458	36,121	(36,121)	144,776		182,400		785,634
Stockholders’ Equity:
Preferred stock	—	—	—	—		—		—
Common stock	41	575	(575)	18	(c)	—		59
Additional paid-in capital	313,758	345,522	(345,522)	177,095	(c)	(2,480	)(g)	488,373
Accumulated other comprehensive loss	(1,055)	(16)	16	—		—		(1,055)
(Accumulated deficit) / retained earnings	(33,114)	(282,907)	282,907	—		(22,312	)(e)(f)	(55,426)
Treasury stock, at cost	(2,480)	(775)	775	—		2,480	(g)	—
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	277,150	62,399	(62,399)	177,113		(22,312)		431,951
Noncontrolling interest	73,858	—	—	—		—		73,858
Total equity	351,008	62,399	(62,399)	177,113		(22,312)		505,809
Total liabilities and stockholders’ equity	$809,466	$98,520	$(98,520)	$321,889		$160,088		$1,291,443

(a)	Elimination of MSLO historical balance sheet.

(b)	Represents preliminary purchase price allocation of the acquisition of MSLO. The finalization of the Company’s acquisition accounting assessment may result in changes to the valuation of assets acquired, particularly in regards to indefinite and finite-lived intangible assets, which could be material.

(c)	Represents the preliminary purchase price consideration in connection with the MSLO acquisition based on 17,818,205 shares times $9.94 which was the Company’s stock closing price on November 18, 2015.

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(d)	Represents the incremental increase in debt as a result of the MSLO acquisition. After the acquisition, the Company will have debt of approximately $551.9 million and will make quarterly amortization payments of $5.0 million for the debt. The Company will pay a 1% initiation fee on the $365.9 million portion of the loan. The interest rate at the onset of the loans is LIBOR +3.75% on $186.0 million and LIBOR + 8.00% on $365.9 million as part of the amended loan agreement plus capitalized loan initiation fees and legal costs of approximately $4.3 million. The entry for this transaction is as follows (in thousands): Dr. Cash $178,101, Dr. Other Assets $4,299, Cr. Long-term debt, current portion, $4,000, Cr. Long-term debt $178,400. Also represents the incremental debt borrowing to pay time vested restricted stock and stock options and performance based restricted stock and stock options which will be paid in the form of cash to certain employees upon the consummation of the mergers which is $14.2 million.

(e)	Represents the addition of deferred financing costs for the new loan agreements less the extinguishment of existing deferred financing costs due to exceeding the 10% threshold test for modification vs. extinguishment testing. The Company will incur approximately $4.3 million of new deferred financings costs related to loan initiation fees as described in note (d) above and $0.2 million for legal and other costs. As the Company’s second lien term loan has significantly increased, the Company will write-off approximately $2.7 million of existing deferred financing costs. The entry for the write-off is as follows (in thousands): Dr. Accumulated Deficit $2,736, Cr. Other Assets $2,736.

(f)	Includes approximately $19.6 million of acquisition costs for legal, financing, accounting and other costs to fund the MSLO acquisition. Of the $19.6 million of acquisition costs, $10.1 million relate to costs incurred by MSLO which will be paid at closing. The entry for this transaction is as follows (in thousands): Dr. Accumulated Deficit $19,576, Cr. Cash $19,576. Approximately $1.7 million of acquisition costs were paid by the Company as of September 30, 2015.

(g)	Represents the retirement of the Sequential’s treasury stock as part of the mergers. The entry for this transaction is as follows (in thousands): Dr. APIC $2,480, Cr. Treasury Stock $2,480.

(h)	As part of the mergers, the Company is required to make $15.0 million in guaranteed payments to Martha Stewart. $3.0 million will be paid upon the effective time of the mergers, with $3.0 million payable on each of the next four anniversary dates of the effective time of the mergers. The Company has recorded the liability at present value for a total of approximately $13.3 million, which consists of the following (in thousands): $5,818 recorded within Accounts payable and accrued expenses and $7,470 recorded within Other long-term liabilities. It also includes $6,018 of Accounts payable and accrued expenses as noted in the preliminary purchase price allocation on page 15.

(i)	The majority of the deferred revenue balance relates to an arrangement between MSLO and J.C. Penney Corporation, Inc. (“J.C. Penney”). On December 6, 2011, MSLO and J.C. Penney entered into a 10 year agreement (the “Commercial Agreement”) whereby MSLO designs Martha Stewart branded products for J.C. Penney to sell in various product categories. Under the Commercial Agreement, J.C. Penney pays design fees to MSLO, as well as royalties based on the sales of these products. There are minimum annual guaranteed royalty payments due to MSLO, as stipulated in the Commercial Agreement, over the 10 year term. At the same time, J.C. Penney purchased 11 million restricted and unregistered MSLO Class A common stock and one share of MSLO’s Series A Preferred Stock, par value $0.01 per share (the “MSLO Series A Preferred Stock”).

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On October 21, 2013, MSLO and J.C. Penney entered into an amendment (the “Amendment”) to the Commercial Agreement. The Amendment reduced the term and product categories of the Commercial Agreement and provided for the return of the 11,000,000 shares of MSLO’s Class A common stock held by J.C. Penney (the “Returned Shares”) and the one share of MSLO Series A Preferred Stock, held by J.C. Penney. Upon surrender by J.C. Penney of the Returned Shares and the MSLO Series A Preferred Stock, MSLO retired the Returned Shares and the one share of MSLO Series A Preferred Stock, held by J.C. Penney. MSLO concluded that the Commercial Agreement and the Amendment should be considered one overall arrangement since MSLO had not substantially completed its performance obligations pursuant to the original arrangement. As such, MSLO determined it should treat the consideration consistently with the recognition of the initial arrangement; the additional consideration should be recognized as revenue on a ratable basis over the remaining service period.

Accordingly, MSLO accounted for the modification at the fair value of the Returned Shares, at approximately $24.9 million based upon the closing price of the shares on October 21, 2013. In connection with this non-cash transaction, MSLO recorded charges to accumulated deficit and Class A Common Stock of approximately $24.8 million and $0.1 million, respectively. Offsetting these charges was deferred revenue of approximately $24.9 million of which $11.8 million remained at September 30, 2015. The deferred revenue is being recognized by the Company on a straight-line basis as royalty revenue over the amended term ending on June 30, 2017.

At September 30, 2015, MSLO’s deferred revenue balance amounted to $21.9 million including the above. The remaining $10.1 million of the $21.9 million relates to deferred revenue associated with various business partnerships. The key consideration of the Company in determining how much future revenue it will be entitled to recognize is whether or not there exists a continuing performance obligation after the consummation of the mergers. The Company believes that there is not a continuing performance obligation for almost all of this revenue and as such the Company will continue to classify approximately $1.5 million of MSLO’s deferred revenue upon the consummation of the acquisition which reflects the anticipated cost plus a reasonable margin to fulfill $2.2 million of deferred revenue recorded at June 30, 2015 relating to an MSLO book license and approximately $1.7 million for contractually based deferred revenue.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2014

(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	Galaxy Brand Holdings, Inc.	With You, Inc. and Corny Dog, Inc.	Martha Stewart Living Omnimedia, Inc.	Joe’s Jeans Business	Pro Forma Adjustments
	12/31/14 Historical	8/15/14 Historical	12/31/14 Historical	12/31/14 Historical	11/30/14 Historical	(a)		(b)		Other Adjustments		Pro Forma Condensed Combined
Net revenue	$41,837	$18,780	$17,226	$141,916	$1,039	$—		$—		$5,710	(i)	$226,508
Operating expenses	29,806	31,690	18,222	149,748	141	—		(6,750)		6,764	(d)	229,621
Income (loss) from operations	12,031	(12,910)	(996)	(7,832)	898	—		6,750		(1,054)		(3,113)
Other income (expense)	5	—	—	(435)	—	—		—		—		(430)
Interest expense	9,746	929	—	—	—	(929	)(a)	—		29,541	(e)	39,287
Income (loss) before income taxes	2,290	(13,839)	(996)	(8,267)	898	929		6,750		(30,595)		(42,830)
Provision for (benefit from) income taxes	2,936	(2,858)	—	(3,209)	343	372	(c)	2,700	(c)	(12,620	)(c)	(12,336)
Loss from continuing operations	(646)	(10,981)	(996)	(5,058)	555	557		4,050		(17,975)		(30,494)
Net income attributable to noncontrolling interest	(422)	—	—	—	—	—		—		(1,220	)(f)	(1,642)
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(1,068)	$(10,981)	$(996)	$(5,058)	$555	$557		$4,050		$(19,195)		$(32,136)
Basic loss per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.04)											$(0.56)
Basic weighted-average common shares outstanding	29,964,604	—	—	—	—	1,375,010	(g)	—		26,318,355	(h)	57,657,969
Diluted (loss) per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.04)											$(0.56)
Diluted weighted-average common shares outstanding	29,964,604	—	—	—	—	1,375,010	(g)	—		26,318,355	(h)	57,657,969

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(a)	Represents the elimination of Galaxy Brand Holdings, Inc. interest expense as not related to go forward business.

(b)	Effect of termination of significant With You, Inc. and Corny Dog, Inc. management and commission agreements.

(c)	Reflects the recognition of income taxes on the pro forma adjustments and the With You, Inc. and Corny Dog, Inc. and the Joe’s Jeans business historical results using an effective tax rate of 40%. The actual effective tax rate of the combined company could differ.

(d)	The adjustment relates to the following: 1) to add deal costs incurred during the nine months ended September 30, 2015 for the With You, Inc. and Corny Dog, Inc., Martha Stewart Living Omnimedia, Inc. and the Joe’s Jeans business acquisitions of approximately $6.4 million that would have been incurred on January 1, 2014 had the acquisitions closed on January 1, 2014 and 2) to record incremental amortization expense of approximately $0.4 million related to the customer agreements acquired as part of the With You, Inc. and Corny Dog, Inc. and the Joe’s Jeans business acquisitions.

(e)	Adjustment to Interest Expense as if the loans entered into as part of the acquisitions had been in effect beginning on January 1, 2014. The interest rate at the onset of the loans is LIBOR +3.75% on $186.0 million and LIBOR + 8.00% on $365.9 million as part of the amended loan agreement and amortization of debt discount of the common stock purchased by GSO Capital Partners, LP as part of the amended loan agreement related to the Joe’s Jeans business acquisition.

(f)	Represents the noncontrolling interest which is calculated as revenue for With You, LLC less operating expenses and other corporate allocations as defined in the acquisition agreement related to the With You, Inc. and Corny Dog, Inc. acquisitions.

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(g)	Represents 1,375,010 holdback shares from the Galaxy Brand Holdings, Inc. acquisition that will be released in February 2016. Sequential concluded that the performance condition for the holdback amount would have been satisfied by December 31, 2014 had the Galaxy acquisition occurred on January 1, 2014 and therefore the inclusion of 1,375,010 held back shares is appropriate. The shares in question were held back as security for any payment obligations of Galaxy’s stockholders pursuant to the merger agreement related to the Galaxy acquisition, whether in connection with any indemnification obligation or otherwise. Effective following the closing date of the Galaxy acquisition, each of Galaxy’s stockholders is required to defend, indemnify and hold harmless Sequential and its affiliates, officers, directors, employees, agents, successors and assigns from and against losses arising out of or resulting from (1) any breach of any representation or warranty of Galaxy contained in the merger agreement related to the Galaxy acquisition, (2) any breach of any covenant or agreement in the merger agreement related to the Galaxy acquisition or any document delivered in connection therewith, and (3) related to the failure of Galaxy to deliver consents to the merger agreement related to the Galaxy acquisition from the requisite number of stockholders. From the closing of the Galaxy acquisition through December 31, 2014, no indemnity claims against were brought against Galaxy, and, to Sequential’s and the Issuer’s knowledge, there were no breaches of any covenant or agreement. Furthermore, Galaxy timely delivered sufficient stockholder consents as required by the merger agreement related to the Galaxy acquisition. As such, the performance condition would have been satisfied if the reporting date was the end of the performance period and therefore the shares would have been released to Galaxy’s stockholders as of January 1, 2014 and are therefore included in the Issuer’s basic and diluted shares.

(h)	Represents 12,374,990 shares of Sequential common stock issued in connection with the Galaxy Brand Holdings, Inc. acquisition less 4,712,667 shares of Sequential common stock that were reflected in Sequential’s December 31, 2014 basic and diluted weighted average shares, 97,087 shares of Sequential common stock issued in connection with the With You, Inc. and Corny Dog, Inc. acquisitions, the estimated 17,818,205 shares of the Company’s common stock to be issued upon consummation of the mergers and 740,740 shares of Sequential common stock purchased by GSO Capital Partners, LP as part of the amended loan agreement related to the Joe’s Jeans business acquisition.

(i)	Represents contractual guaranteed minimum royalties and advertising royalties for the Joe’s Jeans business that related to a material contract entered into at the date of the Joe’s Jeans acquisition.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2015

(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	With You, Inc. and Corny Dog, Inc.	Martha Stewart Living Omnimedia, Inc.	Joe’s Jeans Business	Pro Forma Adjustments
	9/30/15 Historical	4/8/15 Historical	9/30/15 Historical	8/31/15 Historical	(a)		Other Adjustments		Pro Forma Condensed Combined
Net revenue	$56,833	$4,466	$52,756	$468	$—		$4,013	(i)	$118,536
Operating expenses	30,561	2,817	58,836	51	(1,743	)(a)	(6,354	)(c)	84,168
Income (loss) from operations	26,272	1,649	(6,080)	417	1,743		10,367		34,368
Other income	700	—	167	—	—		—		867
Interest expense	17,162	—	—	—	—		10,140	(d)	27,302
Income (loss) before income taxes	9,810	1,649	(5,913)	417	1,743		227		7,933
Provision for income taxes	3,348	—	885	159	697	(b)	91	(b)	5,180
Income (loss) from continuing operations	6,462	1,649	(6,798)	258	1,046		136		2,753
Net income attributable to noncontrolling interest	(3,617)	—	—	—	—		(1,038	)(e)	(4,655)
Net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries	$2,845	$1,649	$(6,798)	$258	$1,046		$(902)		$(1,902)
Basic earnings (loss) per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.07								$(0.03)
Basic weighted-average common shares outstanding	39,384,090	—	—	—	19,914,184	(f)(g)	—		59,298,274
Diluted earnings (loss) per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.07								$(0.03)
Diluted weighted-average common shares outstanding	41,639,135	—	—	—	19,914,184	(f)(g)	(2,255,045	)(h)	59,298,274

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(a)	Effect of termination of significant With You, Inc. and Corny Dog, Inc. management and commission agreements.

(b)	Reflects the recognition of income taxes on the pro forma adjustments, the With You, Inc. and Corny Dog, Inc. and the Joe’s Jeans business historical results using an effective tax rate of 40%. The actual effective tax rate of the combined company could differ.

(c)	The adjustment relates to the following: 1) to eliminate deal costs incurred during the nine months ended September 30, 2015 for the With You, Inc. and Corny Dog, Inc., Martha Stewart Living Omnimedia, Inc. and the Joe’s Jeans business acquisitions of approximately $6.4 million that would have been incurred on January 1, 2014 had the acquisitions closed on January 1, 2014 and 2) to record incremental amortization expense related to the customer agreements acquired as part of the With You, Inc. and Corny Dog, Inc. and the Joe’s Jeans business acquisitions.

(d)	Adjustment to Interest Expense as if the loans entered into as part of the acquisitions had been in effect beginning on January 1, 2014. The interest rate at the onset of the loans is LIBOR +3.75% on $186.0 million and LIBOR + 8.00% on $365.9 million as part of the amended loan agreement and amortization of debt discount of the common stock purchased by GSO Capital Partners, LP as part of the amended loan agreement related to the Joe’s Jeans business acquisition.

(e)	Represents the noncontrolling interest which is calculated as revenue for With You, LLC less operating expenses and other corporate allocations as defined in the acquisition agreement related to the With You, Inc. and Corny Dog, Inc. acquisitions.

(f)	Includes the weighted-average change had the 97,087 shares of the Company’s common stock issued in connection with the With You, Inc. and Corny Dog, Inc. acquisition less 62,591 shares of the Company’s common stock that were reflected in the Company’s September 30, 2015 basic and diluted weighted-average shares, the estimated 17,818,205 shares of the Company’s common stock to be issued upon the consummation of the mergers and 740,740 shares of the Company’s common stock purchased by GSO Capital Partners, LP as part of the amended loan agreement related to the Joe’s Jeans business acquisition less 54,267 shares of the Company’s common stock that were reflected in the Company’s September 30, 2015 basic and diluted weighted-average shares been reflected as of January 1, 2014.

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(g)	Includes 1,375,010 holdback shares from the Galaxy Brand Holdings, Inc. acquisition that will be released in February 2016. Sequential concluded that the performance condition for the holdback amount would have been satisfied by December 31, 2014 had the Galaxy acquisition occurred on January 1, 2014 and therefore the inclusion of 1,375,010 held back shares is appropriate. The shares in question were held back as security for any payment obligations of Galaxy’s stockholders pursuant to the merger agreement related to the Galaxy acquisition, whether in connection with any indemnification obligation or otherwise. Effective following the closing date of the Galaxy acquisition, each of Galaxy’s stockholders is required to defend, indemnify and hold harmless Sequential and its affiliates, officers, directors, employees, agents, successors and assigns from and against losses arising out of or resulting from (1) any breach of any representation or warranty of Galaxy contained in the merger agreement related to the Galaxy acquisition, (2) any breach of any covenant or agreement in the merger agreement related to the Galaxy acquisition or any document delivered in connection therewith, and (3) related to the failure of Galaxy to deliver consents to the merger agreement related to the Galaxy acquisition from the requisite number of stockholders. From the closing of the Galaxy acquisition through December 31, 2014, no indemnity claims against were brought against Galaxy, and, to Sequential’s and the Issuer’s knowledge, there were no breaches of any covenant or agreement. Furthermore, Galaxy timely delivered sufficient stockholder consents as required by the merger agreement related to the Galaxy acquisition. As such, the performance condition would have been satisfied if the reporting date was the end of the performance period and therefore the shares would have been released to Galaxy’s stockholders as of January 1, 2014 and are therefore included in the Issuer’s basic and diluted shares.

(h)	Represents an adjustment to diluted weighted-average common shares outstanding as the pro forma condensed combined financial statements resulted in a net loss for the nine months ended September 30, 2015.

(i)	Represents contractual guaranteed minimum royalties and advertising royalties for the Joe’s Jeans business that related to a material contract entered into at the date of the Joe’s Jeans acquisition.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

1.	The unaudited pro forma condensed combined financial statements presented for the With You businesses are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of September 30, 2015, gives effect to the preliminary purchase price allocation of approximately $123.4 million, based upon payment of cash of $119.3 million, $2.8 million for guaranteed contractual payments and approximately $1.3 million of equity utilizing the closing stock price of $13.34 on April 8, 2015. Please refer to the Preliminary Purchase Price Allocation table below for the preliminary allocation of the purchase price. In addition, transaction costs of $2.5 million representing legal, accounting and other costs incurred during the transaction are included in accumulated deficit.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014, gives effect to amortization of the value assigned to the acquired licensing contracts, incremental interest expense related to the incremental financing required and noncontrolling interest to the With You businesses. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015, gives effect to amortization of the value assigned to the acquired licensing contracts, incremental interest expense related to the incremental financing required and noncontrolling interest to the With You businesses.

Preliminary Purchase Price Allocation With You, Inc. and Corny Dog, Inc.

Cash paid	$119,250
Guaranteed contractual payments	2,822
Fair value of common stock issued (97,087 shares)	1,295
Total consideration paid by Sequential	$123,367
Allocated to:
Goodwill	$3,480
Trademarks	184,475
Customer agreements	506
Noncontrolling interest	(65,094)
$123,367

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2.	The unaudited pro forma condensed combined financial statements presented for MSLO are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of September 30, 2015, gives effect to the preliminary purchase price allocation of approximately $367.1 million, based upon payment of cash of $176.7 million, $13.3 million for guaranteed contractual payments and approximately $177.1 million of equity utilizing the closing stock price of $9.94 on November 18, 2015. Please refer to the Preliminary Purchase Price Allocation table below for the preliminary allocation of the purchase price. In addition, transaction costs of $21.2 million representing legal, accounting and other costs incurred during the transaction are included in accumulated deficit.

The unaudited pro forma condensed combined statement of operations for the year and nine months ended December 31, 2014 and September 30, 2015, respectively, gives effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015, gives effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required.

Preliminary Purchase Price Allocation Martha Stewart Living Omnimedia, Inc.

Cash paid	$176,682
Guaranteed contractual payments	13,288
Fair value of common stock issued (17,818,205 shares)	177,113
Total consideration paid by Sequential	$367,083
Allocated to:
Cash	$4,680
Short-term investments	37,152
Accounts receivable	14,348
Prepaid expenses and other current assets	1,918
Property and equipment	3,898
Other non-current assets	976
Goodwill	134,256
Trademarks	301,343
Accounts payable and accrued expenses	(6,018)
Accrued payroll and related costs	(1,777)
Other deferred revenue	(3,156)
Deferred tax liability	(120,537)
$367,083

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3.	The unaudited pro forma condensed combined financial statements presented for the Joe’s Jeans business are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of September 30, 2015, gives effect to the preliminary purchase price allocation of approximately $72.0 million, based upon payment of cash of $71.2 million and $0.8 million for guaranteed contractual payments. Please refer to the Preliminary Purchase Price Allocation table below for the preliminary allocation of the purchase price. In addition, transaction costs of $1.9 million representing legal, accounting and other costs incurred during the transaction are included in accumulated deficit.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014, gives effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015, gives effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required.

Preliminary Purchase Price Allocation the Joe’s Jeans business

Cash paid	$71,168
Guaranteed contractual payments	826
Total consideration paid by Sequential	$71,994
Allocated to:
Goodwill	$980
Trademarks	70,942
Customer agreements	72
$71,994

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